Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Equity Incentive Plan and the 2017 Non-Employee Directors' Equity Incentive Plan of Lexicon Pharmaceuticals, Inc. of our report dated March 7, 2025, with respect to the consolidated financial statements of Lexicon Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
August 6, 2025